Exhibit 99.1

Houghton Mifflin Harcourt Company

Unaudited Pro Forma Condensed Consolidated Financial Statements

On May 10, 2021, Houghton Mifflin Harcourt Publishing Company (“HMH Sub”), a wholly owned subsidiary of Houghton Mifflin Harcourt Company (the “Company” and together with HMH Sub, the "Sellers") completed the previously announced sale of all of the assets, including intellectual property, used primarily in its HMH Books & Media business (the “Business”) pursuant to the Asset Purchase Agreement, dated March 26, 2021 (the “Agreement”) with HarperCollins Publishers L.L.C.  (the "Purchaser"), for cash consideration received by the Sellers of approximately $349.0 million, with net proceeds estimated to be approximately $337 million, and the Purchaser’s assumption of all liabilities relating to the Business subject to specified exceptions (collectively, the “Transaction”). The results of the Business were previously reported in the Company’s Books & Media segment, which has been classified as a discontinued operation since March 26, 2021 and reflected in the Company’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2021, as filed on May 6, 2021.

The foregoing description is qualified in its entirety by reference to the Agreement, a copy of which is filed as an exhibit to the Company's Current Report on Form 8-K filed on May 13, 2021.

The following unaudited pro forma condensed consolidated financial statements are presented to comply with Article 11 of Regulation S-X and follow prescribed SEC regulations. The unaudited condensed consolidated pro forma financial statements do not purport to present what the Company’s results would have been had the disposition actually occurred on the dates indicated or to project what the Company’s results of operations or financial position would have been for any future period. The prescribed regulations limit pro forma adjustments to those that are directly attributable to the disposition on a factually supported basis. Consequently, the Company was not permitted within the condensed consolidated pro forma financial statements to allocate to the disposed operations any indirect corporate overhead or costs, such as administrative corporate functions or any other costs that were shared with the retained business of the Company. As a result, such costs are not reflected in the pro forma adjustments and are included in the retained business of the Company. The pro forma adjustments are described in the notes to the unaudited condensed consolidated pro forma financial statements.

The unaudited condensed consolidated pro forma financial statements have been prepared for informational purposes and to assist in the analysis of the Company’s sale of the Business to the Purchaser. This information should be read together with the historical consolidated financial statements and related notes of Houghton Mifflin Harcourt Company included in its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2020, December 31, 2019 and December 31, 2018, assume the sale occurred on the first day of the earliest fiscal period presented and reflect the Business as a discontinued operation for the periods presented. The unaudited pro forma condensed consolidated financial statements are derived from the historical consolidated financial statements of the Company and are based on assumptions that management believes are reasonable in the circumstances.

Houghton Mifflin Harcourt Company

Pro Forma Consolidated Statements of Operations (Unaudited)

Year Ended December 31, 2020

(in thousands of dollars, except per share data)	HMH	Pro Forma Adjustments		HMH Pro Forma
Net sales	$1,031,292	$(190,838)	A	$840,454
Costs and expenses
Cost of sales, excluding publishing rights and pre-publication amortization	497,816	(127,230)	A	370,586
Publishing rights amortization	20,056	(5,256)	A	14,800
Pre-publication amortization	126,180	(342)	A	125,838
Cost of sales	644,052	(132,828)		511,224
Selling and administrative	478,101	(35,746)	A	442,355
Other intangible assets amortization	25,585	(1,668)	A	23,917
Impairment charge for goodwill	279,000	—		279,000
Restructuring/severance and other charges	33,643	(1,769)	A	31,874
Operating (loss) income	(429,089)	18,827		(447,916)
Other income (expense)
Retirement benefits non-service expense	(856)	—		(856)
Interest expense	(65,959)	(28,028)	A	(37,931)
Interest income	899	—		899
Change in fair value of derivative instruments	672	—		672
Gain on investments	2,091	—		2,091
Loss before taxes	(492,242)	(9,201)		(483,041)
Income tax (benefit) expense	(12,404)	(53)	B	(12,351)
Net loss	$(479,838)	$(9,148)		$(470,690)
Net loss per share attributable to common stockholders
Basic and diluted	$(3.82)			$(3.75)

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

Houghton Mifflin Harcourt Company

Pro Forma Consolidated Statements of Operations (Unaudited)

Year Ended December 31, 2019

(in thousands of dollars, except per share data)	HMH	Pro Forma Adjustments		HMH Pro Forma
Net sales	$1,390,674	$(178,884)	A	$1,211,790
Costs and expenses
Cost of sales, excluding publishing rights and pre-publication amortization	668,108	(118,222)	A	549,886
Publishing rights amortization	26,557	(5,946)	A	20,611
Pre-publication amortization	149,515	(217)	A	149,298
Cost of sales	844,180	(124,385)		719,795
Selling and administrative	662,606	(42,795)	A	619,811
Other intangible assets amortization	25,310	(4,957)	A	20,353
Restructuring/severance and other charges	21,742	(1,050)	A	20,692
Operating (loss) income	(163,164)	5,697		(168,861)
Other income (expense)
Retirement benefits non-service income	167	—		167
Interest expense	(48,778)	(19,008)	A	(29,770)
Interest income	3,157	—		3,157
Change in fair value of derivative instruments	(899)	—		(899)
Income from transition services agreement	4,248	—		4,248
Loss on extinguishment of debt	(4,363)	—		(4,363)
Loss before taxes	(209,632)	(13,311)		(196,321)
Income tax expense	4,201	347	B	3,854
Net loss	$(213,833)	$(13,658)		$(200,175)
Net loss per share attributable to common stockholders
Basic and diluted	$(1.72)			$(1.61)

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

Houghton Mifflin Harcourt Company

Pro Forma Consolidated Statements of Operations (Unaudited)

Year Ended December 31, 2018

(in thousands of dollars, except per share data)	HMH	Pro Forma Adjustments		HMH Pro Forma
Net sales	$1,322,417	$(198,043)	A	$1,124,374
Costs and expenses
Cost of sales, excluding publishing rights and pre-publication amortization	581,467	(125,719)	A	455,748
Publishing rights amortization	34,713	(6,654)	A	28,059
Pre-publication amortization	109,257	(304)	A	108,953
Cost of sales	725,437	(132,677)		592,760
Selling and administrative	649,295	(41,172)	A	608,123
Other intangible assets amortization	26,933	(5,469)	A	21,464
Restructuring/severance and other charges	11,478	(680)	A	10,798
Gain on sale of assets	(201)	—		(201)
Operating (loss) income	(90,525)	18,045		(108,570)
Other income (expense)
Retirement benefits non-service income	1,280	—		1,280
Interest expense	(45,680)	(18,226)	A	(27,454)
Interest income	2,550	—		2,550
Change in fair value of derivative instruments	(1,374)	—		(1,374)
Income from transition services agreement	1,889	—		1,889
Loss from continuing operations before taxes	(131,860)	(181)		(131,679)
Income tax expense for continuing operations	5,597	288	B	5,309
Loss from continuing operations	(137,457)	(469)		(136,988)
Earnings from discontinued operations, net of tax	12,833	—		12,833
Gain on sale of discontinued operations, net of tax	30,469	—		30,469
Income from discontinued operations, net of tax	43,302	—		43,302
Net loss	$(94,155)	$(469)		$(93,686)
Net loss per share attributable to common stockholders
Basic and diluted:
Continuing operations	$(1.11)			$(1.11)
Discontinued operations	0.35			0.35
Net loss	$(0.76)			$(0.76)

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

1. Description of Transaction

On May 10, 2021, Houghton Mifflin Harcourt Publishing Company (“HMH Sub”), a wholly owned subsidiary of Houghton Mifflin Harcourt Company (the “Company” and together with HMH Sub, the "Sellers") completed the previously announced sale of all of the assets, including intellectual property, used primarily in its HMH Books & Media business (the “Business”) pursuant to the Asset Purchase Agreement, dated March 26, 2021 (the “Agreement”) with HarperCollins Publishers L.L.C.  (the "Purchaser"), for cash consideration received by the Sellers of approximately $349.0 million, with net proceeds estimated to be approximately $337 million, and the Purchaser’s assumption of all liabilities relating to the Business subject to specified exceptions (collectively, the “Transaction”). The results of the Business were previously reported in the Company’s Books & Media segment, which has been classified as a discontinued operation since March 26, 2021 and reflected in the Company’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2021, as filed on May 6, 2021.

2. Pro Forma Adjustments

The pro forma adjustments made to the historical condensed consolidated financial statements of the Company are described as follows:

A.

Represents the revenue and expenses directly attributable to the operations of the Business. Additionally, includes interest expense which was allocated to the Business as the Company is intending to use the net proceeds from the sale to pay down debt as required by its debt facilities given the Company is not intending to reinvest such amounts in its business. The pro forma adjustments exclude the indirect and fixed costs allocated to the sold business.

B.

Represents the effective tax rate of 0.6%, (2.6)% and (159.1)% for the years ended December 31, 2020, 2019 and 2018, respectively. These rates represent the foreign withholding taxes and other state income taxes directly attributable to the operations of the Business.